                                                                     EXHIBIT 5.1



                          [FENNEMORE CRAIG LETTERHEAD]


                               November 5, 1997


Board of Directors
Giant Industries, Inc.
Giant Industries Arizona, Inc.
Giant Exploration & Production Company
Phoenix Fuel Co., Inc.
San Juan Refining Company
Giant Mid-Continent, Inc.
Ciniza Production Company
Giant Stop-N-Go of New Mexico, Inc.
Giant Four Corners, Inc.
23733 North Scottsdale Road
Scottsdale, Arizona  85255

Ladies and Gentlemen:

      We have acted as special counsel for Giant Industries, Inc., a Delaware corporation (the Company"), and the Subsidiary Guarantors (defined below) in connection with the offer to exchange (the "Exchange Offer") up to $150,000,000 aggregate principal amount of registered 9% Senior Subordinated Notes due 2007 (the "Exchange Notes") for a like principal amount of the Company's 9% Senior Subordinated Notes due 2007 issued and sold in a Rule 144A offering (the "Notes") pursuant to the Registration Statement on Form S-4 filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on October 9, 1997 (which Registration Statement, as amended by Amendment No. 1 thereto, is referred to herein as the "Registration

FENNEMORE CRAIG
Board of Directors
November 5, 1997
Page 2


Statement"). In connection with the Registration Statement, we have been requested to render the opinions set forth herein.

      The Exchange Notes will be issued pursuant to the terms of the Indenture dated August 26, 1997 (the "Indenture"), among the Company, the Subsidiary Guarantors and The Bank of New York, a New York banking corporation, as indenture trustee (the "Trustee"). The Company's payment obligations with respect to the Exchange Notes are being guaranteed, jointly and severally on a subordinated basis, by the Subsidiary Guarantors. Giant Industries Arizona, Inc., an Arizona corporation ("Giant Arizona"), Giant Exploration & Production Company, a Texas corporation ("Giant E&P"), Phoenix Fuel Co., Inc., an Arizona corporation ("Phoenix Fuel"), San Juan Refining Company, a New Mexico corporation ("San Juan"), Giant Mid-Continent, Inc., an Arizona corporation ("Giant Mid-Continent"), Ciniza Production Company, a New Mexico corporation ("Ciniza"), Giant Stop-N-Go of New Mexico, Inc., a New Mexico corporation ("Giant Stop-N-Go"), and Giant Four Corners, Inc., an Arizona corporation ("Giant Four Corners"), are collectively referred to herein as the "Subsidiary Guarantors," the guarantees of the Subsidiary Guarantors with respect to the Exchange Notes are collectively referred to herein as the "Guarantees," and the Exchange Notes and the Guarantees are collectively referred to herein as the "Securities."

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of the Company, (ii) the comparable organizational documents for each of the Subsidiary Guarantors, (iii) certain resolutions of the Boards of Directors of the Company and of each of the Subsidiary Guarantors,
(iv) the Indenture, (v) the Registration Statement, (vi) a specimen of the Exchange Notes and the Guarantees; and (vii) such other corporate records, agreements, documents and other instruments of the Company and the Subsidiary Guarantors and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Subsidiary Guarantors as we deemed necessary or appropriate for purposes of rendering the opinions set forth below.

      In such examination and in rendering the opinions set forth below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all signatories, (iv) the authenticity and completeness of all documents submitted to us as forms of the documents to be executed, (v) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (vi) that the parties' choice of New York law to govern the Indenture and the Securities would be upheld if challenged, and (vii) that the Securities will be issued as described in the Registration Statement. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements or representations of officers and/or other representatives of the Company, the Subsidiary Guarantors and others, all of which statements and representations we have assumed to be true and correct in all respects as of the date hereof.

FENNEMORE CRAIG
Board of Directors
November 5, 1997
Page 3


      Based upon and subject to the assumptions, limitations, qualifications and exceptions set forth herein, it is our opinion that:

      1. The Company is a corporation duly incorporated and in good standing under the laws of the State of Delaware, and has duly authorized the execution, delivery and performance of the Indenture and the Exchange Notes.

      2. Giant Arizona, Phoenix Fuel, Giant Mid-Continent and Giant Four Corners are corporations duly incorporated and are in good standing under the laws of the State of Arizona, and have duly authorized the execution, delivery and performance of the Indenture and their respective Guarantees.

      3. Giant E&P is a corporation duly incorporated and is in good standing under the laws of the State of Texas, and has duly authorized the execution, delivery and performance of the Indenture and its Guarantee.

      4. San Juan, Ciniza and Giant Stop-N-Go are corporations duly incorporated and are in good standing under the laws of the State of New Mexico, and have duly authorized the execution, delivery and performance of the Indenture and their respective Guarantees.

      5. Assuming that (i) the Indenture has been duly authorized, executed and delivered by the Trustee, (ii) the Exchange Notes are duly executed and issued by the Company, (iii) the Guarantees are duly executed and issued by the respective Subsidiary Guarantors, and (iv) the Exchange Notes have been authenticated by the Trustee in the manner set forth in the Indenture, and upon exchange and delivery as described in the Registration Statement, the Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other laws relating to creditors' rights generally, and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), the discretion of the court before which proceedings may be brought and an implied covenant of good faith and fair dealing.

      6. Assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, the Indenture constitutes a valid and legally binding instrument of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, and, based on such assumption, the Guarantees will constitute valid and legally binding obligations of each of the respective Subsidiary Guarantors, enforceable against each Subsidiary Guarantor in accordance with their terms; provided, however, in each case that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other laws relating to creditors' rights generally, and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), the discretion of the court

FENNEMORE CRAIG
Board of Directors
November 5, 1997
Page 4


before which proceedings may be brought and an implied covenant of good faith and fair dealing.

      The foregoing opinions are subject to the following qualifications and limitations:

      (a) With respect to our opinions set forth in paragraphs 3, 5 and 6, as to matters of New York and Texas law we have relied solely on the opinion of Andrews & Kurth L.L.P. attached hereto as Exhibit A, including the assumptions, qualifications and limitations set forth therein.

      (b) With respect to our opinions set forth in paragraph 4, as to matters of New Mexico law we have relied solely on the opinion of Montgomery & Andrews, P.A. attached hereto as Exhibit B, including the assumptions, qualifications and limitations set forth therein.

      We are qualified to practice law in the State of Arizona. We express no opinion as to, and for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of Arizona, the General Corporation Law of the State of Delaware, and, to the extent expressly set forth herein, the federal laws of the United States. This opinion is rendered as of the date hereof, and we undertake no obligation to update this opinion should it no longer remain accurate by change in factual circumstances, law, judicial decision or otherwise.

      This opinion is furnished only to, and is solely for the benefit of, the addressees named above and, except with our prior written consent, is not to be used, circulated, quoted or otherwise referred to or disseminated for any other purpose or relied upon by any person or entity. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Commission as Exhibit
5.1 to the Registration Statement and to the reference to this firm under the heading "LEGAL MATTERS" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                              Very truly yours,

                              Fennemore Craig, a Professional Corporation

                              /s/ Fennemore Craig, a Professional Corporation

                     [ANDREWS & KURTH L.L.P. LETTERHEAD]


                                November 4, 1997

Board of Directors
Giant Industries, Inc.
Giant Industries Arizona, Inc.
Giant Exploration & Production Company
Phoenix Fuel Co., Inc.
San Juan Refining Company
Giant Mid-Continent, Inc.
Ciniza Production Company
Giant Stop-N-Go of New Mexico, Inc.
Giant Four Corners, Inc.
23733 North Scottsdale Road
Scottsdale, Arizona 85255

                  Re:      Giant Industries, Inc.
                           $150,000,000 9% Senior Subordinated Notes due 2007

Ladies and Gentlemen:

                  We have acted as special counsel for Giant Industries, Inc., a Delaware corporation (the "Company"), and the Subsidiary Guarantors (defined below) in connection with the offer to exchange (the "Exchange Offer") up to $150,000,000 aggregate principal amount of registered 9% Senior Subordinated Notes due 2007 (the "Exchange Notes") for the Company's existing 9% Senior Subordinated Notes due 2007 (the "Old Notes") pursuant to the Registration Statement on Form S-4, No. 333-37561 (the "Registration Statement"), filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"), on October 9, 1997. The Old Notes were issued, and the Exchange Notes are being issued pursuant to an Indenture, dated August 26, 1997 (the "Indenture"), among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee (the "Trustee"). The Company's payment obligations with respect to the Exchange Notes are being guaranteed, jointly and severally on a subordinated basis, by Giant Industries Arizona, Inc., an Arizona corporation, Giant Exploration & Production Company, a Texas corporation ("Giant E&P"), Phoenix Fuel Co., Inc., an Arizona corporation, San Juan Refining Company, a New Mexico corporation, Giant Mid-Continent, Inc., an Arizona corporation, Ciniza Production Company, a New Mexico corporation, Giant Stop-N-Go



                                   EXHIBIT A

                     [ANDREWS & KURTH L.L.P. LETTERHEAD]


Board of Directors
Giant Industries, Inc. et al.
November 4, 1997
Page 2



of New Mexico, Inc., a New Mexico corporation, and Giant Four Corners, Inc., an Arizona corporation, collectively referred to herein as the "Subsidiary Guarantors." The guarantees of the Subsidiary Guarantors with respect to the Exchange Notes are collectively referred to as the "Guarantees," and the Exchange Notes and the Guarantees are collectively referred to herein as the "Securities." In connection with the Registration Statement, the Company and the Subsidiary Guarantors have requested that we render the opinions set forth herein.

                  In the above capacity and for the purpose of rendering the opinions set forth below, we have examined an executed copy of the Indenture, which includes the form of the Exchange Notes and the Guarantees, and such corporate records, agreements, documents and other instruments of the Company and the Subsidiary Guarantors, and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Subsidiary Guarantors, and have made such other and further investigations, as we deemed necessary or appropriate for purposes of rendering the opinions set forth below.

                  We have also examined the originals, or copies certified or otherwise identified to our satisfaction, of records of the Company and the Subsidiary Guarantors, such agreements, certificates of public officials, certificates of officers or representatives of the Company, the Subsidiary Guarantors and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. For purposes of the following opinions, we have conducted such investigation as in our judgment is necessary to enable us to render such opinions. In our examination we have assumed without independent verification the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

                  We have also assumed that all necessary consents, approvals, authorizations, registrations, declarations and filings (governmental or otherwise) and all other conditions precedent with respect to the legal and valid execution and delivery of, and performance under, the documents that we have examined by each party thereto have been made or satisfied or have occurred and are in full force and effect.

                     [ANDREWS & KURTH L.L.P. LETTERHEAD]



Board of Directors
Giant Industries, Inc. et al.
November 4, 1997
Page 3




                  Based upon the foregoing examination, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that, as of the date hereof:

                  1. Assuming that the Indenture is duly authorized, executed and delivered by the Company, the Subsidiary Guarantors and the Trustee, the Indenture constitutes a valid and legally binding instrument of the Company and each of the Subsidiary Guarantors enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms.

                  2. Assuming that (i) the Indenture is duly authorized, executed and delivered by the Company, the Subsidiary Guarantors and the Trustee, (ii) the Exchange Notes are duly authorized, executed and issued by the Company, (iii) the Guarantees are duly authorized, executed and delivered by each of the Subsidiary Guarantors and (iv) the Exchange Notes are duly authenticated by the Trustee, upon exchange and delivery as described in the Registration Statement, (A) the Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, and
(B) the Guarantees will constitute valid and legally binding instruments of the respective Subsidiary Guarantors enforceable against the Guarantors in accordance with their terms.

                  3. Giant E&P is duly incorporated and is in good standing under the laws of the State of Texas and has duly authorized the execution, delivery and performance of the Indenture and its Guarantee.

                  The foregoing opinions are subject to the qualifications and limitations set forth below:

                  (a) Our opinions set forth in paragraphs 1 and 2 with respect to the enforceability referred to therein are subject to the qualification that
(i) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer and other laws now or hereafter in effect relating to the rights of creditors generally and by general equity principles or by an implied covenant of good faith and fair dealing and (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which proceedings may be brought.

                  (b) We express no opinion as to the enforceability of any provisions of the Indenture, the Exchange Notes or the Guarantees to the extent relating to (i) any failure to comply with requirements concerning notices, delay or omission to enforce rights or remedies or purporting

                     [ANDREWS & KURTH L.L.P. LETTERHEAD]


Board of Directors
Giant Industries, Inc. et al.
November 4, 1997
Page 4




to waive or affect rights, claims, defenses, the application of any provision of law (including pursuant to the first sentence of Section 7.07 of the Indenture) or other benefits to the extent that any of the same cannot be waived or so affected under applicable law or (ii) indemnities or exculpation from liability to the extent prohibited by public policy, or provisions which might require indemnification for, or exculpation from liability on account of, gross negligence, willful misconduct, fraud or illegality of an indemnified or exculpated party.

                  (c) With respect to the opinions set forth in paragraph 3 with respect to the due incorporation and good standing of Giant E&P under the laws of the State of Texas, we have relied exclusively on certificates, each dated as of a recent date, from the Secretary of State of the State of Texas and the Comptroller of Public Accounts for the State of Texas.

                  We are qualified to practice law in the State of New York and the State of Texas. We express no opinion as to, and for the purposes of the opinions set forth herein we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of New York, the State of Texas, the General Corporation Law of the State of Delaware and, to the extent expressly set forth herein, the federal laws of the United States of America.

                  The foregoing opinions are being furnished only to, and are solely for the benefit of, the addressee named above and, except with our prior written consent, are not to be used, circulated, quoted, published or otherwise referred to or disseminated for any other purpose or relied upon by any person or entity other than said addressee, provided that Fennemore Craig, P.C. may rely upon this opinion with respect to certain matters of the laws of the States of New York and Texas, stated in its opinion to the Company's Board of Directors to be filed with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/Andrews & Kurth L.L.P.

                                                     Andrews & Kurth L.L.P.

                      [MONTGOMERY & ANDREWS LETTERHEAD]


                               November 4, 1997


                             VIA FEDERAL EXPRESS


Board of Directors
Giant Industries, Inc.
Giant Industries Arizona, Inc.
Giant Exploration & Production Company
Phoenix Fuel Co., Inc.
San Juan Refining Company
Giant Mid-Continent, Inc.
Ciniza Production Company
Giant Stop-N-Go of New Mexico, Inc.
Giant Four Corners, Inc.
23733 North Scottsdale Road
Scottsdale, Arizona  85255

Ladies and Gentlemen:

         We have acted as special counsel for Giant Industries, Inc., a Delaware corporation (the "Company"), and the Subsidiary Guarantors (defined below) in connection with the offer to exchange (the "Exchange Offer") up to $150,000,000 aggregate principal amount of registered 9% Senior Subordinated Notes due 2007 (the "Exchange Notes") for a like principal amount of the Company's 9% Senior Subordinated Notes due 2007 issued and sold in a Rule 144A offering (the "Notes") pursuant to the Registration Statement on Form S-4 filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act:), on October 9, 1997 (which Registration Statement, as amended by Amendment No. 1 thereto, is referred to herein as the "Registration Statement"). In connection with the Registration Statement, we have been requested to render the opinions set forth herein.

         The Exchange Notes will be issued pursuant to the terms of the Indenture dated August 26, 1997 (the "Indenture"), among the Company, the Subsidiary Guarantors and The Bank of New York, a New York banking corporation, as indenture trustee (the "Trustee"). The Company's payment obligations with respect to the Exchange Notes are being guaranteed, jointly and severally on a subordinated basis, by the Subsidiary Guarantors. Giant Industries Arizona, Inc., an Arizona corporation ("Giant Arizona"),



                                   EXHIBIT B

Board of Directors
November 4, 1997
Page 2


Giant Exploration & Production Company, a Texas corporation ("Giant E&P"), Phoenix Fuel Co., Inc., an Arizona corporation ("Phoenix Fuel"), San Juan Refining Company, a New Mexico corporation ("San Juan"), Giant Mid-Continent, Inc., an Arizona corporation ("Giant Mid-Continent"), Ciniza Production Company, a New Mexico corporation ("Ciniza"), Giant Stop-N-Go- of New Mexico, Inc., a New Mexico corporation ("Giant Stop-N-Go"), and Giant Four Corners, Inc., an Arizona corporation ("Giant Four Corners"), are collectively referred to herein as the "Subsidiary Guarantors," the guarantee of the Subsidiary Guarantors with respect to the Exchange Notes are collectively referred to herein as the "Guarantees," and the Exchange Notes and the Guarantees are collectively referred to herein as the "Securities."

         In connection with this opinion we have examined (i) the Articles of Incorporation and Bylaws of Ciniza, Giant Stop-N-Go and San Juan, (ii) the corporate proceedings of Ciniza, Giant Stop-N-Go and San Juan with respect to the making of the guarantees, (iii) the Indenture, and (iv) such other corporate records, agreements, documents, and other instruments of the Company, Ciniza, Giant Stop-N-Go and San Juan and such certificates or comparable documents of public officials and of officers and representatives of the Company, Ciniza, Giant Stop-N-Go and San Juan as we deemed necessary or appropriate for purposes of rendering the opinions set forth below.

         In our examination we have assumed (i) the legal capacity of all natural persons, (ii) the genuiness of all signatures, (iii) the authority of all signatories, (iv) the authenticity and completeness of all documents submitted to us as forms of the documents to be executed and delivered, and (v) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies. As to any other facts material to the opinions expressed herein that have not been independently established or verified by us, we have relied upon statements or representations of officers and/or other representatives of the Company, Ciniza, Giant Stop-N-Go and San Juan.

         We are qualified to practice law in the State of New Mexico. We express no opinion as to, and for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of New Mexico. This opinion is rendered as of the date hereof, and we undertake no obligation to update this opinion should this opinion no longer remain accurate by change in factual circumstances, law, judicial decision or otherwise.

         Based on the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that Ciniza, Giant

Board of Directors
November 4, 1997
Page 3

Stop-N-Go and San Juan are corporations duly incorporated and are in good standing under the laws of the State of New Mexico, and have duly authorized the execution, delivery and performance of the Indenture and their respective Guarantees.

         The foregoing opinions are being furnished only to, and are solely for the benefit of, the addresses named above and, except with our prior written consent, are not to be used, circulated, quoted, published or otherwise referred to or disseminated for any other purpose or relied upon by any person or entity, provided that Fennemore Craig, P.C. may rely on this opinion with respect to its opinion to the Company's Board of Directors to be filed with the Securities and Exchange Commission as an exhibit to the Company's Registration Statement on Form S-3 (No. 333-37561) relating to the Notes and the Guarantees.

                                                     Very truly yours,

                                                     MONTGOMERY & ANDREWS, P.A.



                                                     by:/s/ Gary Kilpatric
                                                        --------------------
                                                        Gary Kilpatric